Exhibit 99.2

Navidea Biopharmaceuticals Appoints Adam Cutler to Board of Directors

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced the appointment of Adam Cutler to the Company’s board of directors, effective December 1, 2018.

“We are pleased to welcome Mr. Cutler to Navidea’s board of directors,” said Mr. Jed A. Latkin, Chief Executive Officer of Navidea. “He will be a significant asset to the Company, as he has over 20 years of experience in equity research, investor relations, capital markets, business development, finance and management consulting. His diverse perspective will help drive the Company forward through an important part of our evolution.”

“I am excited to join Navidea’s board of directors and help the Company advance the business and its novel imaging pipeline,” commented Adam Cutler. “By applying the underlying technology from the Manocept CD206 targeting platform, Navidea has the potential to make a difference in the lives of patients by developing next-generation diagnostic agents and targeted therapies for autoimmune disorders, inflammatory diseases and an array of other indications.”

Adam Cutler joined Molecular Templates, Inc. as its Chief Financial Officer in November 2017. Prior, he was Senior Vice President of Corporate Affairs for Arbutus Biopharma Corporation, where he was responsible for investor relations and contributed to the company’s business development and corporate finance efforts from March 2015 to November 2017. From 2012 to 2015, he was a Managing Director for The Trout Group LLC and Trout Capital LLC, where he executed financings and advised public and private life science companies on investor relations and capital raising strategies.  From 2000 to 2012, Mr. Cutler worked as a biotechnology equity research analyst with Credit Suisse, Canaccord Genuity, JMP Securities, and Bank of America Securities.  He also worked in healthcare consulting as an Analyst at The Frankel Group and a Consultant for Ernst & Young LLP.  He currently serves on the Board of Directors for Inmed Pharmaceuticals.  He earned his Bachelor of Arts degree in Economics from Brandeis University.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This release and any oral statements made with respect to the information contained in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: any future actions by Platinum-Montaur; general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of the CRG litigation in Texas and Ohio; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; our ability to comply with the NYSE American continued listing standards; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contacts:

Navidea Biopharmaceuticals, Inc.
Jed Latkin, CEO, 614-973-7490
jlatkin@navidea.com

Or

Edison Advisors
Joseph Green, 646-653-7030
jgreen@edisongroup.com